UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2010

Avatech Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10715 Red Run Boulevard, Owings Mills, Maryland		21117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-581-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Amendment No.1 on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed by the registrant on August 17, 2010 to provide information about director appointments to the audit committee of the registrant’s board of directors that was not available at the time the original report was filed. Except with respect to the aforementioned audit committee appointments, this Amendment No. 1 speaks as of the date of the original report and the registrant has not updated any of the disclosures made in the original report to speak as of a later date.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers; Election of Directors

In connection with the Acquisition, the size of our Board of Directors was reduced to six directors, and, effective at the Closing, each of Garnett Y. Clark, Jr., George W. Cox, Aris Melissaratos, Robert J. Post, David C. Reymann and Thom Waye (the “Resigning Directors”) resigned as directors of Avatech. Eugene J. Fischer and George Davis will continue to serve on our Board of Directors until their successors are duly elected and qualified, subject to the terms of the Stockholders’ Agreement. Mr. Davis has resigned as CEO of Avatech and, following a brief transition period, will no longer be employed by Avatech. The termination of Mr. Davis’ employment is being treated as a termination without cause, which entitles him to receive certain severance benefits as set forth in his employment agreement. Immediately prior to the Closing, each stock option held by the Resigning Directors was amended to extend the period during which the Resigning Director may exercise the option until the earlier of (i) one year following the Closing Date and (ii) the expiration of the option’s term. The amendments were approved by the full Board of Directors, which recognized that the Resigning Directors were resigning in furtherance of the Acquisition. Prior to the amendments, the 2002 Stock Option Plan and stock option agreements did not separately address the period of exercisability when a director resigns in furtherance of a Change in Control (as defined in the 2002 Stock Option Plan). The form of amendment to the stock option agreement is filed herewith as Exhibit 10.4 and incorporated herein by reference.

As stated in Item 1.01 of this report, pursuant to the Stockholders’ Agreement, the number of directors who will serve on our Board of Directors has been reduced to six. In accordance with our bylaws, the Board filled the four resulting vacancies by electing Richard Charpie (Chairman), Marc L. Dulude, Suzanne MacCormack, and Charles D. Yie as directors of Avatech, each of whom will serve until his or her successor is duly elected and qualified, subject to the terms of the Stockholders’ Agreement.

Mr. Davis and Ms. MacCormack have been appointed to serve as the Board’s Audit Committee. In the future, the Board may appoint other committees of the Board and will act until such time as a full Board for all actions that may have previously been taken by such other committees.

Unless and until modified, our current director compensation plan (discussed in our definitive proxy statement filed with the SEC on September 29, 2009) will apply to each of our directors.

Richard A. Charpie, PhD, 58, has nearly 30 years of private equity experience and is a Managing Partner of Ampersand. Ampersand was, prior to the Acquisition, the largest stockholder in Rand Worldwide and is currently the largest equity owner of RWWI. Dr. Charpie joined Ampersand’s predecessor in 1980 and led its activities beginning in 1983. He has served as a director of more than 35 companies and as Chairman of more than 10. He holds an M.S. in Physics and a Ph.D. in Economics and Finance, both from the Massachusetts Institute of Technology. Dr. Charpie serves on the boards of directors of CoreLab Partners, a clinical trial services company, Endeca Technologies, Inc., an internet search application company, and Talecris Biotherapeutics Holdings Corp. (NASDAQ: TLCR), a biotherapeutics company, and prior to the Acquisition, of Rand Worldwide.

Marc L. Dulude, 50, has served as the President, Chief Executive Officer, and Chairman of the Board of Rand Worldwide since April 1, 2009. He acted in these roles on an interim basis starting in May 2008. Mr. Dulude joined Ampersand in 2002 and served as General Partner through 2008. Prior to joining Ampersand, he spent six years at Moldflow Corporation, a product design simulation software company, where he was Chairman, President and CEO. Mr. Dulude has nearly two decades of experience as a senior information technology executive, including serving as Senior VP of Marketing at Parametric Technology Corporation (NASDAQ: PMTC), a product lifecycle management company, and in various positions at Nortel, a telecommunications company. Mr. Dulude holds an M.Eng. in Mechanical Engineering from Carleton University. Mr. Dulude is on the boards of directors of FirstRain, Inc., a search and analytics technology company and Kortec, Inc., a PET packaging equipment manufacturing company.

Suzanne E. MacCormack, 53, has been a Partner at Ampersand since 2005. Prior to that, she served as Executive VP of Finance and Administration and as CFO at Moldflow Corporation for eight years. Ms. MacCormack holds a B.A. in Business from Stonehill College and is a C.P.A. Ms. MacCormack is on the board of directors of CoreLab Partners, and prior to the Acquisition, was on the board of directors of Rand Worldwide.

Charles D. Yie, 52, joined Ampersand’s predecessor in 1985 and serves as a General Partner. Mr. Yie has been a director of more than 10 companies. Mr. Yie formerly served as a systems engineer and manufacturing specialist at Hewlett-Packard Company, a leading global provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses, and large enterprises, including customers in the government, health and education sectors. He holds a B.S. in Electrical Engineering and an M.S. in Management, both from Massachusetts Institute of Technology. Mr. Yie currently serves on the board of directors of Kortec, Inc.

Appointment of Executive Officer; Compensatory Arrangements

Effective at the Closing, Marc L. Dulude was elected as our Chief Executive Officer.

Rand Technologies of Michigan, Inc., a wholly-owned subsidiary of Rand Worldwide (“RTOMI”), and Mr. Dulude are parties to an Employment Agreement dated August 17, 2010, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference (the “Dulude Employment Agreement”). Pursuant to the Dulude Employment Agreement, Mr. Dulude is entitled to an annual base salary of $275,000 plus an annual discretionary bonus of up to $125,000. The term of the Dulude Employment Agreement runs through December 31, 2010, but may be terminated sooner by RTOMI or Mr. Dulude. If the Dulude Employment Agreement is terminated by Mr. Dulude, the termination must be preceded by a written notice given not less than 90 days before the termination date. If RTOMI terminates the Dulude Employment Agreement without “Cause” (as defined in Dulude Employment Agreement), Mr. Dulude is entitled to RTOMI’s costs of continuing Mr. Dulude’s employee benefits over the following 12 months. RTOMI will be deemed to have terminated Mr. Dulude without “Cause” if within 12 months following a “Change of Control” (as defined in Dulude Employment Agreement) Mr. Dulude terminates the Dulude Employment Agreement and any of the following events occur and RTOMI does not take action to remedy such event within 30 days of receiving notice from Mr. Dulude of such event: (i) RTOMI substantially reduces or diminishes Mr. Dulude’s duties and responsibilities without “Cause”; (ii) RTOMI reduces Mr. Dulude’s base salary (other than in connection with a proportional reduction of the base salaries of a majority of the executive employees of Rand Worldwide); or (iii) RTOMI permanently relocates Mr. Dulude without his written consent to another primary office unless Mr. Dulude’s primary office following such relocation is within 50 miles of his primary office imediately before the relocation or his permanent residence immediately prior to the date of his relocation. If Mr. Dulude is terminated by RTOMI with “Cause” or if Mr. Dulude voluntarily resigns, then Mr. Dulude is entitled only to the amount owed to Mr. Dulude for work done prior to the termination or resignation. In connection with the Dulude Employment Agreement, Mr. Dulude executed an Employee Confidentiality, Assignment of Inventions, Non-Competition and Non-Solicitation Agreement (the “Confidentiality Agreement”) pursuant to which he agreed, among other things, not to compete with RTOMI or any of its affiliates, including Avatech, during the term of his employment or for 12 months thereafter.

Pursuant to the terms of the Dulude Employment Agreement, Mr. Dulude was granted a stock option to purchase 528,500 shares of Rand Worldwide common stock, of which 25% vest on each of the first four anniversaries of the Dulude Employment Agreement. In addition, during his period of employment by Rand Worldwide, Mr. Dulude was granted other options to purchase shares of Rand Worldwide common stock (collectively, the “Dulude Options”). The Dulude Employment Agreement provides that if RTOMI terminates, or is deemed to terminate, Mr. Dulude without “Cause” within 12 months of a “Change of Control”, all of the Dulude Options vest and become exercisable immediately. In connection with the Acquisition all of the options to purchase common stock of Rand Worldwide, including the Dulude Options, were automatically converted into options to purchase membership interests of RWWI and the terms and conditions of the Dulude Options continue in full force and effect with respect to such entity. The Acquisition was not a Change of Control under the Dulude Employment Agreement.

Lawrence Rychlak will continue to serve as our President and Chief Financial Officer. On the Closing Date, Avatech and Mr. Rychlak entered into an Amended and Restated Employment Agreement, a copy of which is filed herewith as Exhibit 10.6 (the “Amended Rychlak Agreement”), to ensure that Mr. Rychlak’s employment agreement complies with Section 409A of the Internal Revenue Code and also to provide that, in the event Mr. Rychlak terminates his employment for “Good Reason” (as defined in the Amended Rychlak Agreement”), he will be entitled to the severance benefits. As was the case under his original employment agreement, the Amended Rychlak Agreement provides for severance benefits if we terminate Mr. Rychlak’s employment without “Cause” (as defined in the Amended Rychlak Agreement”) or if he voluntarily resigns upon a Change in Control (as defined in the Rychlak Agreement). These severance benefits were amended to provide for the continuation of base salary and benefits (to the extent those benefit plans permit continued participation) for (i) 24 months if the termination occurs at any time prior to June 30, 2011, (ii) a period of months equal to 12 plus the number of full months remaining before July 1, 2012 if the termination occurs on or after June 30, 2011 but before June 30, 2012, and (iii) 12 months if the termination occurs on or after June 30, 2012. Mr. Rychlak agreed in the Amended Rychlak Agreement that the Acquisition is not a “Change in Control” that entitles him to voluntarily resign and thereafter receive severance.

Certain Relationships; Arrangements with Directors and Executive Officers

RWWI, the holder of the Merger Shares, is majority-owned by funds associated with Ampersand, and, as such, these funds collectively are the controlling stockholders of Avatech. These funds collectively are guarantors of a portion of the indebtedness under the RWW Credit Facility as described under Section 2.03 of this report and such description is incorporated herein by reference.

The information provided in Item 1.01 under the heading “Indemnification Agreements” is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatech Solutions, Inc.

September 20, 2010	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer